Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES FIRST QUARTER 2015 RESULTS; AND REAFFIRMS 2015 GUIDANCE

RUTLAND, VERMONT (May 6, 2015) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its first quarter financial results for the three month period ended March 31, 2015 (“first quarter 2015”).

First Quarter 2015 Financial Highlights

•	Revenues were $116.6 million, up $3.4 million, or 3.0%, from the same period in 2014.

•	Adjusted EBITDA* was $14.5 million, up $1.1 million, or 7.9%, from the same period in 2014.

•	Overall solid waste pricing was up 1.6%, mainly driven by strong residential and commercial collection pricing which were up 2.8%.

“We continued to execute well against our key management strategies during the first quarter despite one of the worst winters on record in the Northeast and lower recycling commodity prices”, said John W. Casella, chairman and CEO of Casella Waste Systems. “Our teams responded well to this prolonged operational challenge and we remain on track to achieve our financial targets in 2015.”

“Our efforts to drive pricing in the collection and disposal lines-of-business continued to gain traction through the first quarter,” Casella continued. “The pricing programs that we launched in the collection line-of-business this past fall have yielded solid results. Residential and commercial collection pricing is up 2.8% year over year. Adding to this success, we advanced pricing 1.7% at our landfills in the Eastern Region as we began to capitalize on the tightening disposal markets across this market area. We expect these positive pricing trends to continue through 2015.”

“In the first quarter we continued to enjoy success with our Customer Solutions group, with revenues up 9.4% year-over-year,” Casella noted. “More importantly, operating income in this group was up $0.5 million year-over-year as we gained operating leverage and scaled revenues on lower overhead costs.”

“One of the largest challenges and opportunities facing the solid waste industry today is the changing structure of the recycling business,” Casella continued. “Recycling commodity prices continued to decline into early 2015, with our realized average commodity revenue per ton down roughly 20% since October 2014. We have taken swift action to reshape our recycling business through increased tipping fees at our recycling facilities and we have recently introduced an adjustment fee to our collection customers to help offset the lower recycled commodity values. In addition, through process improvements implemented over the last year, we have reduced variable operating costs per ton by 1.5%.”

For first quarter 2015, revenues were $116.6 million, up $3.4 million, or 3.0%, from the same period last year, with revenue growth mainly driven by higher solid waste disposal and recycling volumes, higher solid waste collection pricing, and customer solutions growth, partially offset by lower recycling commodity pricing and lower energy pricing.

Adjusted EBITDA was $14.5 million for first quarter 2015, up $1.1 million, or 7.9%, from the same period last year with Adjusted EBITDA margins expanding 0.6% year-over-year.

Operating income was $3.1 million for first quarter 2015, up $6.8 million from the same period last year. First quarter 2015 includes a $4.9 million gain related to the disposal of certain CARES water treatment assets and other related assets and a reversal of excess costs related to the Maine Energy divestiture, while the same period last year included a $1.4 million development project charge, a $1.1 million gain on the settlement of contingent consideration and $0.1 million of expense from divestiture, acquisition and financing costs and severance and reorganization costs.

1

The company’s net loss attributable to common stockholders was ($9.3) million, or ($0.23) per common share for first quarter 2015, compared to ($13.4) million, or ($0.34) per common share for the same period last year. In addition to the items identified above, first quarter 2015 also included a $0.5 million loss on debt extinguishment related to refinancing of the company’s Senior Credit Facility, while the same quarter last year included a $0.2 million loss on the sale of an equity method investment.

As expected, given the operational and working capital seasonality of our business, Free Cash Flow was ($7.5) million in first quarter 2015, as compared to ($6.5) million for the same period last year. Free Cash Flow is expected to be positive for the remainder of our fiscal year.

Outlook

The company reaffirmed its 2015 guidance for the year ended December 31, 2015 by estimating results in the following ranges:

•	Revenues between $520 million and $530 million;

•	Adjusted EBITDA* between $103 million and $107 million; and

•	Free Cash Flow* between $14 million and $18 million.

Conference call to discuss quarter

The company will host a conference call to discuss these results on Thursday, May 7, 2015 at 10:00 a.m. Eastern Time. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast.

A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 18635534) until 11:59 p.m. ET on Thursday, May 14, 2015.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the company’s website at http://www.casella.com.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, (gains) expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, as well as (gains) losses on divestiture transactions (“Adjusted EBITDA”) which is a non-GAAP measure.

The company also discloses earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, (gains) expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, as well as (gains) losses on divestiture transactions (“Adjusted Operating Income”) which is a non-GAAP measure.

2

The company also discloses net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from and distributions to non-controlling interest holders (“Free Cash Flow”), which is a non-GAAP measure.

Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by (used in) operating activities.

The company presents Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow, because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA, Adjusted Operating Income and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income or Free Cash Flow presented by other companies.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: actions of activist investors and the cost and disruption of responding to those actions; adverse weather conditions that have negatively impacted and may continue to negatively impact our revenues and our operating margin; current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to increase volumes at our landfills or improve our route profitability; our need to service our indebtedness may limit our ability to invest in our business; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; and we may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-KT for the transition period ended December 31, 2014 and in our Form 10-Q for the quarterly period ended March 31, 2015.

3

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com

4

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except amounts per share)

	Three Months Ended March 31,
	2015	2014

Revenues	$116,577	$113,197

Operating expenses:
Cost of operations	87,833	86,404
General and administration	16,805	16,387
Depreciation and amortization	13,748	13,608
Divestiture transactions	(4,935)	—
Development project charge	—	1,440
Severance and reorganization costs	—	80
Expense from divestiture, acquisition and financing costs	—	10
Gain on settlement of acquisition related contingent consideration	—	(1,058)

	113,451	116,871

Operating income (loss)	3,126	(3,674)

Other expense/(income), net:
Interest expense, net	9,985	9,496
Loss on debt extinguishment	521	—
Loss on derivative instruments	151	150
Income from equity method investments	—	(27)
Loss on sale of equity method investment	—	221
Other income	(164)	(207)

Other expense, net	10,493	9,633

Loss before income taxes	(7,367)	(13,307)
Provision for income taxes	596	303

Net loss	(7,963)	(13,610)

Less: Net income (loss) attributable to noncontrolling interests	1,308	(187)

Net loss attributable to common stockholders	$(9,271)	$(13,423)

Basic and diluted weighted average common shares outstanding	40,417	39,909

Basic and diluted earnings per common share	$(0.23)	$(0.34)

Adjusted EBITDA *	$14,477	$13,415

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,057	$2,205
Restricted cash	—	76
Accounts receivable - trade, net of allowance for doubtful accounts	52,513	55,750
Other current assets	17,459	20,638

Total current assets	73,029	78,669

Property, plant and equipment, net of accumulated depreciation and amortization	404,453	414,542
Goodwill	119,170	119,170
Intangible assets, net	11,070	11,808
Restricted assets	2,554	6,632
Cost method investments	14,432	14,432
Other non-current assets	29,696	24,542

Total assets	$654,404	$669,795

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$1,457	$1,656
Accounts payable	39,410	48,518
Other accrued liabilities	27,266	36,258

Total current liabilities	68,133	86,432

Long-term debt and capital leases, less current maturities	545,442	534,055
Other long-term liabilities	61,685	61,328

Total stockholders’ deficit	(20,856)	(12,020)

Total liabilities and stockholders’ deficit	$654,404	$669,795

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2015	2014

Cash Flows from Operating Activities:
Net loss	$(7,963)	$(13,610)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities -
Depreciation and amortization	13,748	13,608
Depletion of landfill operating lease obligations	1,690	1,992
Interest accretion on landfill and environmental remediation liabilities	848	1,017
Stock-based compensation expense	660	576
Amortization of discount on long-term debt	80	62
Divestiture transactions	(4,935)	—
Gain on sale of property and equipment	(46)	(185)
Development project charge	—	1,440
Gain on settlement of acquisition related contingent consideration	—	(1,058)
Loss on debt extinguishment	521	—
Loss on derivative instruments	151	150
Income from equity method investments	—	(27)
Loss on sale of equity method investment	—	221
Deferred income taxes	(49)	243
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(10,400)	(3,068)

Net Cash (Used In) Provided by Operating Activities	(5,695)	1,361

Cash Flows from Investing Activities:
Proceeds from settlement of contingent consideration	—	214
Acquisition related additions to property, plant and equipment	—	(79)
Additions to property, plant and equipment	(4,444)	(7,477)
Payments on landfill operating lease contracts	(478)	(563)
Payment related to investments	—	(84)
Proceeds from divestiture transactions	4,550	—
Proceeds from sale of property and equipment	89	216

Net Cash Used In Investing Activities	(283)	(7,773)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	197,591	47,860
Principal payments on long-term debt	(186,500)	(41,250)
Change in restricted cash	4,086	—
Payments of financing costs	(6,852)	(17)
Distribution to noncontrolling interest holder	(1,495)	—

Net Cash Provided By Financing Activities	6,830	6,593

Net Cash Provided By Discontinued Operations	—	86

Net increase in cash and cash equivalents	852	267
Cash and cash equivalents, beginning of period	2,205	2,695

Cash and cash equivalents, end of period	$3,057	$2,962

Supplemental Disclosures:
Cash interest	$15,336	$14,959
Cash income taxes, net of refunds	$30	$500

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(Unaudited)

(In thousands)

Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Loss to Net Loss:

	Three Months Ended March 31,
	2015	2014

Net Loss	$(7,963)	$(13,610)
Provision for income taxes	596	303
Other expense, net	508	137
Interest expense, net	9,985	9,496
Gain on settlement of acquisition related contingent consideration	—	(1,058)
Expense from divestiture, acquisition and financing costs	—	10
Severance and reorganization costs	—	80
Development project charge	—	1,440
Divestiture transactions	(4,935)	—
Depreciation and amortization	13,748	13,608
Depletion of landfill operating lease obligations	1,690	1,992
Interest accretion on landfill and environmental remediation liabilities	848	1,017

Adjusted EBITDA *	$14,477	$13,415
Depreciation and amortization	(13,748)	(13,608)
Depletion of landfill operating lease obligations	(1,690)	(1,992)
Interest accretion on landfill and environmental remediation liabilities	(848)	(1,017)

Adjusted Operating Loss *	$(1,809)	$(3,202)

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended March 31,
	2015	2014
Net Cash (Used In) Provided By Operating Activities	$(5,695)	$1,361
Capital expenditures	(4,444)	(7,477)
Payments on landfill operating lease contracts	(478)	(563)
Proceeds from sale of property and equipment	89	216
Proceeds from divestiture transactions	4,550	—
Distribution to noncontrolling interest holder	(1,495)	—

Free Cash Flow *	$(7,473)	$(6,463)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three months ended March 31, 2015 and 2014 are as follows:

	Three Months Ended March 31,
	2015	% of Total Revenue	2014	% of Total Revenue
Collection	$53,456	45.9%	$52,543	46.4%
Disposal	27,637	23.7%	24,075	21.3%
Power generation	2,047	1.8%	3,349	2.9%
Processing	1,121	0.9%	1,708	1.5%

Solid waste operations	84,261	72.3%	81,675	72.1%
Organics	9,020	7.7%	9,276	8.2%
Customer solutions	13,002	11.2%	11,885	10.5%
Recycling	10,294	8.8%	10,361	9.2%

Total revenues	$116,577	100.0%	$113,197	100.0%

Components of revenue growth for the three months ended March 31, 2015 compared to the three months ended March 31, 2014 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$1,100	2.1%	1.3%	1.0%
Disposal	202	0.8%	0.3%	0.2%

Solid Waste Yield	1,302		1.6%	1.2%

Collection	(57)		-0.1%	-0.1%
Disposal	3,338		4.1%	3.0%
Processing	(366)		-0.4%	-0.3%

Solid Waste Volume	2,915		3.6%	2.6%

Fuel surcharge	(223)		-0.3%	-0.2%
Commodity price & volume	(1,479)		-1.8%	-1.3%
Acquisitions, net divestitures	403		0.5%	0.3%
Closed landfill	(332)		-0.4%	-0.3%

Total Solid Waste	2,586		3.2%	2.3%

Organics	(256)			-0.2%

Customer Solutions	1,117			1.0%

			% of Recycling Operations
Recycling Operations:
Commodity price	(1,643)		-15.9%	-1.5%
Commodity volume	1,576		15.2%	1.4%

Total Recycling	(67)		-0.7%	-0.1%

Total Company	$3,380			3.0%

Solid Waste Internalization Rates by Region for the three months ended March 31, 2015 and 2014 are as follows:

	Three Months Ended March 31,
	2015	2014
Eastern region	44.2%	52.5%
Western region	71.7%	76.4%
Solid waste internalization	57.3%	63.9%

Components of Capital Expenditures for the three months ended March 31, 2015 and 2014 are as follows (i):

	Three Months Ended March 31,
	2015	2014

Landfill development	$2,202	$3,813
Vehicles, machinery, equipment and containers	1,412	3,051
Facilities	244	339
Other	586	274

Total capital expenditures	$4,444	$7,477

(i)	Does not include acquisition related capital expenditures, which are defined as costs of equipment added directly as a result of new business growth related to an acquisition.